UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26648	75-2402409
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
4400 Biscayne Blvd
Miami, Florida 33137
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (305) 575-4138
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
          On October 1, 2009, OPKO Health, Inc. (the “Company”) entered into a definitive agreement to acquire Pharma Genexx S.A., a privately-owned Chilean company engaged in the representation, importation, commercialization and distribution of pharmaceutical products, over-the-counter products and medical devices for government, private and institutional markets (“Pharma Genexx”). Pursuant to a stock purchase agreement (the “Purchase Agreement”) with Pharma Genexx and its shareholders, Farmacias Ahumada S.A., FASA Chile S.A., and Laboratorios Volta S.A., the Company has acquired all of the outstanding stock of Pharma Genexx in exchange for US$16 million in cash. A portion of the proceeds will remain in escrow for a period of time to satisfy indemnification claims. Closing of the transaction occurred on October 7, 2009.
          The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, which shall be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2009.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
          The information disclosed under Item 1.01 of this report is incorporated into this Item 2.01 in its entirety.
ITEM 8.01. Other Events.
          On October 2, 2009, the Company issued a press release announcing the entry into the Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
          The information contained in Item 8.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.
ITEM 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
          The required financial statements for Pharma Genexx will be filed in accordance with Rule 3-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.
     (b) Pro Forma Financial Information
          The required pro forma financial information for Pharma Genexx will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated October 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By	/s/ Rao Uppaluri

Name:	Rao Uppaluri
Title:	Senior Vice President, Chief Financial Officer
Date October 7, 2009